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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                   BELK, INC.
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             (Exact name of Registrant as Specified in its Charter)

        DELAWARE                                         56-2058574
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(State of Incorporation)                      (IRS Employer Identification No.)

          2801 WEST TYVOLA ROAD, CHARLOTTE, NORTH CAROLINA 28217-4500
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              (Address of Principal Executive Offices -- Zip Code)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                 (704) 357-1000



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
If this form relates to the registration of a                  If this form relates to the registration of a
class of securities pursuant to Section 12(b) of               class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to                  the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the                    General Instruction A.(d), please check the
following box. [ ]                                             following box. [x]


 Securities Act registration file number to which this form relates: 333-42935

        Securities registered pursuant to Section 12(b) of the Act: None

          Securities registered pursuant to Section 12(g) of the Act:

                 CLASS A COMMON STOCK, $.01 PAR VALUE PER SHARE
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                                 Title of Class

                 CLASS B COMMON STOCK, $.01 PAR VALUE PER SHARE
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                                 Title of Class

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the shares of Class A Common Stock and Class B Common Stock of Belk, Inc. (the "Registrant") registered hereby is contained under the caption "Description of New Belk Capital Stock" on pages 78-81 of the Registrant's Registration Statement on Form S-4 (File No. 333-42935), which description is incorporated herein by this reference and qualified in its entirety by reference to the Registrant's Certificate of Incorporation and Bylaws, each of which are attached as Exhibits thereto, which set forth in full the preferences, limitations and relative rights of each class of the Registrant's capital stock.


ITEM 2.  EXHIBITS

         1. A specimen certificate of Class A Common Stock (incorporated by reference to Exhibit 4.0 to the Registrant's Registration Statement on Form S-4, File No. 333-42935).

         2. A specimen certificate of Class B Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration statement on Form S-4, File No. 333-42935).

         3. Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4, File No. 333-42935).

         4. Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-4, File No. 333-42935).

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   BELK, INC.

                                   By: /s/ RALPH A. PITTS
                                      ----------------------------------
                                   Name:   Ralph A. Pitts
                                   Title:  Executive Vice President,
                                           General Counsel and Secretary
Dated: May 28, 1999